For Immediate Release
Corel Corporation CEO to Step Down
OTTAWA, Canada — April 21, 2008 — Corel Corporation (NASDAQ:CREL) (TSX:CRE) today announced that David Dobson, Chief Executive Officer, will be leaving Corel in order to accept a senior executive position at a Fortune 500 company based in the US. The Company has initiated a search for a new CEO. The Board of Directors and Dobson are currently working through the exact timing of his transition from the Company but it is currently expected to occur prior to the end of June 2008.
“We thank David for his contributions to Corel’s success over the past 3 years and we wish him well as he takes on his new position,” said Alex Slusky, Chairman of Corel’s Board of Directors. “Corel has a very capable and skilled senior executive team in place who will continue to execute the strategy in support of the Company’s financial and business objectives.”
“I am proud of all that Corel and our employees have accomplished over these past three years and I am honored to have worked with some of the most talented and creative people in the software industry,” said David Dobson, Corel CEO. “While the decision to leave Corel was difficult, I believe that the opportunity before me is the right decision for me and my family. I thank Corel’s Board of Directors for their support and am committed to supporting the Company through this transition process.”
Over the past three years, Corel has successfully executed its strategy to broaden its distribution channels by winning new OEM relationships and extending its global eCommerce platform to reach new customers in emerging markets. As a result of these efforts, the Company has increased its revenue from emerging markets by more than 60%. Through the acquisitions of Jasc, WinZip and InterVideo, the Company has further expanded its product portfolio, broadened its geographic reach, and increased its user base, successfully positioning the company for sustained profitability and growth.
For more information on Corel, please visit www.corel.com or the Company’s Investor Relations website at http://investor.corel.com.

Forward-Looking Statements:
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements.
These risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 8, 2008, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com.. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
About Corel
Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro® Photo, Corel® Painter(TM), Corel DESIGNER®, Corel® WordPerfect® Office, WinZip®, WinDVD® and iGrafx®. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE. www.corel.com
©2008 Corel Corporation. All rights reserved. Corel, Corel DESIGNER, CorelDRAW, Paint Shop Pro, Painter, Photo Express, WinDVD, iGrafx, InterVideo, Ulead, WordPerfect, WinDVD, WinZip and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered trademarks mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
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Press Contact:
Catherine Hughes
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catherine.hughes@corel.com
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Todd Friedman
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Stacie Bosinoff
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